Exhibit 1.5

                 Amendment to Restated Articles of Organization

                        The Commonwealth of Massachusetts

_____________    OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
Examiner               MICHAEL JOSEPH CONNOLLY, Secretary
                ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                              ARTICLES OF AMENDMENT      FEDERAL IDENTIFICATION
                   GENERAL LAWS, CHAPTER 156B, SECTION 72        NO. 04-2400797
                                                                    -----------



                       This certificate must be submitted to the Secretary of
                 the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
                 Section 114. Make check payable to the Commonwealth of
                 Massachusetts.
_____________    We, Robert Chesek, President and Virginia Spencer, Clerk of
Name             Phoenix Total Return Fund, Inc. located at Sullivan &
Approved         Worcester, c/o Virginia Spencer, One Post Office Square,
                 Boston, MA 02109 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a meeting held on July 2, 1986, by vote of:

                 __238,856.529__ shares of ___Capital Stock___ out of
                 __450,330.186__ shares outstanding,
                                (Class of Stock)

                 _____________ shares of _______________ out of _______________
                 shares outstanding, and
                                (Class of Stock)

                 _____________ shares of _______________ out of _______________
                 shares  outstanding,
                                (Class of Stock)

                 CROSS OUT   being at least a majority of each type, class or
                 INAPPLI-    series outstanding and entitled to vote
                 CABLE       thereon:(1)
                 CLAUSE      [begin strike thru text]
                              being at least two thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:
                            [end strike thru text] (2)

                             VOTED: That Article 3 of the Fund's Restated Articles of Organization be, and it
                                     hereby is, amended to change the total
                                     number of shares, $1 par value, which the
                                     Fund is authorized to issue (i) by
                                     eliminating the authorized number of
                                     preferred (Cumulative Income) shares, none
                                     of which are outstanding, and (ii) by
                                     increasing the authorized number of common
                                     (Capital) shares, which are being renamed
                                     Common Stock, from 3,521,000 to 5,000,000.
  C     [ ]
  P     [ ]
  M     [ ]   (1)  For amendments adopted pursuant to Chapter 156B, Section 70.

              (2)  For amendments adopted pursuant to Chapter 156B, Section 71.

              Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate
              8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

_________
P.C.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

     WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS

-------------------------------------     -------------------------------------
        TYPE       NUMBER OF               TYPE        NUMBER OF      PAR VALUE
                    SHARES                              SHARES
-------------------------------------     -------------------------------------
COMMON:                                   COMMON:        3,521,000       $1
                                          (Capital Shares)

-------------------------------------     -------------------------------------
PREFERRED:                                PREFERRED:
                                          (Cumulative    1,761,000       $1
                                          Income Shares)
-------------------------------------     -------------------------------------

CHANGE the total authorized to:

     WITHOUT PAR VALUE STOCKS                        WITH PAR VALUE STOCKS

-------------------------------------     -------------------------------------
        TYPE       NUMBER OF               TYPE        NUMBER OF      PAR VALUE
                    SHARES                              SHARES
-------------------------------------     -------------------------------------
COMMON:                                   COMMON:       5,000,000        $1


-------------------------------------     -------------------------------------
PREFERRED:                                PREFERRED:


-------------------------------------     -------------------------------------

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this eighteenth day of July, in the year 1986.


/s/ Robert Chesek, President
----------------------------------------------------


/s/ Virginia Spencer, Clerk
----------------------------------------------------

                        THE COMMONWEALTH OF MASSACHUSETTS



                              ARTICLES OF AMENDMENT

                     GENERAL LAWS, CHAPTER 156B, SECTION 72
               ==================================================




      I hereby approve the within articles of amendment and, the filing fee in the amount of $814.50 having been paid, said articles are deemed to have been filed with me this 22th day of July, 1986.





                           /s/ Michael Joseph Connolly
                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State







                         TO BE FILLED IN BY CORPORATION

          PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

          TO:       Ms. Virginia Spencer c/o Sullivan & Worcester
                    -----------------------------------------------------
                    One Post office Square
                    -----------------------------------------------------
                    Boston, MA 02109
                    -----------------------------------------------------
                    Telephone:  338-2827
                                -----------------------------------------